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                                                                   Exhibit 21.01

                              SYMANTEC CORPORATION
                                  SUBSIDIARIES

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
                                                      STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                                    INCORPORATION
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
AXENT EMEA Ltd.                                       United Kingdom
AXENT Technologies Ltd.                               United Kingdom
CKS Limited                                           United Kingdom
Symantec Canada Corp                                  Canada
Delrina Corporation                                   Canada
Symantec (Deutschland) GmbH                           Germany
Symantec (Japan) KK                                   Japan
Symantec (Singapore) PTE Ltd.                         Singapore
Symantec (UK) Ltd                                     United Kingdom
Symantec Argentina S.R.L.                             Argentina
Symantec Australia Pty. Ltd.                          Australia
Symantec (Belgium) B.V.B.A.                           Belgium
Symantec Corporation (Malaysia) Sdn. Bhd.             Malaysia
Symantec de Mexico S.A. de C.V.                       Mexico
Symantec do Brasil Ltda.                              Brazil
Symantec (France) EURL                                France
Symantec Financing B.V.                               Netherlands
Symantec Financing Ltd.                               United Kingdom
Symantec Finland Oy                                   Finland
Symantec Hong Kong Ltd.                               Hong Kong
Symantec Information Technology (Beijing) Ltd.        Beijing, China
Symantec Israel Ltd.                                  Israel
Symantec Korea Ltd.                                   Korea
Symantec Limited                                      Ireland
Symantec New Zealand Limited                          New Zealand
Symantec Nordic A.B.                                  Sweden
Symantec S.A. (Pty) Ltd.                              South Africa
Symantec Security Services - Federal, Inc.            Delaware, USA
Symantec Security Services Ltd.                       United Kingdom
Symantec SF Corporation                               Delaware, USA
Symantec Spain S.L.                                   Spain
Symantec SRL                                          Italy
Symantec Switzerland AG                               Switzerland
Symantec Taiwan Limited                               Taiwan
Symantec Technology Development Ltd.                  United Kingdom
PowerQuest Corporation                                Utah, USA

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
                                                      STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                                    INCORPORATION
----------------------------------------------        ------------------------------
ON Technology Corporation                             Delaware, USA
ON Technology UK Ltd.                                 United Kingdom
Symantec Technology Services GmbH and Co. KG          Germany
Symantec Technology Services GmbH                     Germany
Symantec Holdings Ltd.                                Ireland
Symantec International Ltd.                           Ireland
Symantec Cyprus Ltd.                                  Cyprus
Nexland Inc.                                          Delaware, USA
Nexland Canada Inc.                                   Canada
SafeWeb, Inc.                                         Delaware, USA
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